Exhibit 10.18

AMENDMENT NO. 1

TO SURFACE RIGHTS LEASE

THIS AMENDMENT NO. 1 TO SURFACE RIGHTS LEASE (the “Amendment”), effective December 31, 2015, is by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Lessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (the “Lessee”).

Recitals

WHEREAS, Lessor and Lessee entered into that certain Surface Rights Lease dated August 20, 2015 (the “Surface Rights Lease”); and

WHEREAS, Lessor and Lessee desire to modify certain terms of the Surface Rights Lease pursuant to this Amendment.

Agreement

NOW, THEREFORE, in consideration of One Dollar cash-in-hand paid, the mutual agreements between the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Base Rent. The first paragraph of Section 3.01 of the Surface Rights Lease is hereby deleted in its entirety, and replaced with the following paragraph:

Lessee shall pay to Lessor a minimum monthly rental (the “Base Rent”), in arrears, calculated as follows. Beginning with calendar month immediately following the earlier of (i) May 20, 2016, or (ii) the date that Lessee enters into a credit facility, or receives other debt or equity financing, to provide substantial funding for the construction of the Plant, then, for such month and the succeeding twenty-three (23) consecutive calendar months thereafter, Lessee shall pay the Base Rent of Forty-One Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($41,667.00) per month; and, for each calendar month thereafter for so long as this Lease remains in effect, the Base Rent of Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($83,333.00) per month. Payments of Base Rent shall be paid on or before the twentieth (20th) day of the next succeeding calendar month following the month for which such Base Rent is accrued. Lessee shall provide written notice to Lessor within three days following the occurrence of the condition in clause (ii) above.

2. No Other Modifications. All other terms and conditions of the Lease shall continue to remain in full force and effect, notwithstanding this Amendment.

IN WITNESS WHEREOF, the parties acknowledge their agreement to the foregoing Amendment by causing their duly authorized representatives to sign below:

LESSOR:

RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

LESSEE:

RAMACO RESOURCES, LLC, a Delaware limited liability company

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Its:	Authorized Agent